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Adverum Biotechnologies, Inc.

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Investor Presentation

April 2021

ADVERUM



Forward-Looking Statements

Statements contained in this document regarding matters, events, statistics, or clinical or financial results that may occur in the future are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding industry estimates, the potential therapeutic and commercial benefit of ADVM-022, Adverum's expectations for its new manufacturing facility including timing for when it will be production-ready, expected milestones to achieve Adverum's 2024 vision, analyst expectations, and the timing of Adverum's BLA submission, all of which are based on certain assumptions made by Adverum on current conditions, expected future developments and other factors Adverum believes are appropriate under the circumstances. Adverum may not consummate any of these plans or these product, clinical development, process development, manufacturing, or regulatory goals in a timely manner, or at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in its forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the risk that Adverum's resources will not be sufficient for Adverum to conduct or continue planned development programs and planned clinical trials, the risk that preliminary or interim data from Adverum's clinical trials may change as more patient data become available, the risk of a delay in the enrollment of patients in Adverum's clinical studies or in the manufacturing of products to be used in such clinical studies, risks and uncertainties inherent in the product development and the regulatory approval process, the risk that Adverum will not be able to successfully develop, manufacture, or commercialize any of its product candidates and the risk that Adverum will be delayed in receiving or fail to receive required regulatory approvals. Risks and uncertainties facing Adverum are described more fully in Adverum's Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent filings with the SEC under the heading "Risk Factors." All forward-looking statements contained in this document speak only as of the date on which they were made. Adverum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

This document contains estimates, projections and other information concerning Adverum's industry, business and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, Adverum obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources believed to be reliable, but the accuracy or completeness of such information is not guaranteed by, and should not be construed as representations made by, Adverum.

Important Information

Adverum Biotechnologies, Inc. ("Adverum") has filed a definitive proxy statement and form of associated WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for Adverum's 2021 Annual Meeting (the "Proxy Statement"). Adverum, its directors and certain of its executive officers and employees will be participants in the solicitation of proxies from stockholders in respect of the 2021 Annual Meeting. Information regarding the names of Adverum's directors, executive officers and employees and their respective interests in Adverum by security holdings or otherwise is set forth in the Proxy Statement. Details concerning the nominees of Adverum's Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF ADVERUM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE ADVERUM'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders can obtain a copy of the Proxy Statement and other relevant documents filed by Adverum free of charge from the SEC's website, www.sec.gov. Stockholders may also contact Innisfree M&A Incorporated with questions or requests for additional copies of the proxy materials by calling toll free at (877) 750-9496.

ADVERUM

Our Global Mission

To establish ocular gene therapy as a one-time treatment that preserves patient sight for life








Adverum Corporate Overview

History	• In May 2016, Adverum Biotechnologies Inc. (Adverum) formed through the merger of Avalanche Biotechnologies, Inc. with Annapurna Therapeutics SAS
Employees	• 167 full-time employees, 25 holding Ph.D. or M.D. degrees • 112 research & development; 55 administration
Headquarters	• Redwood City, California
Market Capitalization	• $970mm, as of March 31, 2021

Product Overview	• Currently developing a novel gene therapy, ADVM-022, which is approaching late-stage clinical trials for two chronic eye diseases that are leading causes of blindness: Wet Age-Related Macular Degeneration (wAMD) and Diabetic Macular Edema (DME)
	  • wAMD: Phase 1 OPTIC trial fully enrolled and in long-term data collection, with first patient out past two years; two parallel global Phase 3 trials to be initiated in 4Q'21
	  • DME: Phase 2 INFINITY trial fully enrolled and in data collection
	  • ~9mm patients suffer from wAMD and DME worldwide
	• Current standard of care for these diseases based on intravitreal injections of anti-VEGF agents – patients' eyes must be injected every 1-2 months to prevent blindness. These frequent injections are burdensome for patients, caregivers and healthcare providers
	• ADVM-022 utilizes a one-time gene therapy to deliver therapeutic levels of Eylea (aflibercept), the top selling anti-VEGF

Upcoming Data Events	• wAMD: Clinical data from OPTIC Phase 1 trial will be presented during the Association for Research in Vision and Ophthalmology (ARVO) 2021 Virtual Meeting on May 3; two parallel Phase 3 trials in wAMD to initiate in 4Q'21 • DME: 24-week data from INFINITY Phase 2 trial in 2H'21

ADVERUM

Executive Summary

Achieving Critical Milestones While Creating Significant Stockholder Value	• Substantial progress in advancing ADVM-022, one of the most exciting gene therapies in development today, while building on our broader platform and capabilities • Clinical, regulatory and commercial paths have become increasingly clear, driving a strong sense of optimism, both internally and externally • Delivered stockholder returns in excess of our peers and major indices over the past two, three and five years
Executing a Clearly Defined Strategic Plan	• Positive recent FDA interactions support ADVM-022's current safety, efficacy and manufacturing profile – feedback has even allowed us to accelerate our wAMD development timeline, with a BLA submission anticipated in 2024 • Purposefully refreshed our executive management over the past 12 months, including new CEO, CTO, CBO and CSO*, to ensure the right team to execute our vision is in place • Stakes are high – ADVM-022 is one of the largest potential gene therapies in development today, and bringing it to market requires a cohesive team executing in lockstep to navigate the highly complex clinical, regulatory and manufacturing requirements applicable to gene therapies
Led by a Strong, Independent Board With Stockholder Perspective	• Deliberately assembled a Board of highly qualified individuals with the full suite of skills needed to guide Adverum to success; the three independent directors up for re-election each bring unique and critical sector expertise to this group • The Board is committed to addressing stockholder feedback and ongoing refreshment; seven of nine directors have joined since 2019, of which two were proposed by Sonic • Recruiting a high-quality director with product and commercial gene therapy experience is a top priority for 2021; an appropriate and thorough process is already underway to find the best possible candidate for our Board
Sonic's Campaign Is Not in the Best Interest of Stockholders	• Sonic has not articulated a single strategic plan nor provided details on what it intends to do with our company • Sonic's arguments are unfounded, especially as they relate to longer-term stock price performance, and unsupported by third parties • Our Board has consistently and repeatedly engaged with Sonic since 2019, including the addition of two directors proposed by Sonic in return for a formal two-year settlement agreement; Sonic's current attack is nothing more than attempt by a 7% stockholder to take more control of the Board than is in the best interests of ALL Adverum stockholders

*Chief Scientific Officer to be announced in the coming weeks; in process of hiring a new Chief Medical Officer.

ADVERUM

Achieving Critical Milestones While Creating Significant Stockholder Value



We Are In The Midst Of An Industry-wide Scientific Revolution

Biotech Has Evolved Towards Latest "Wave" of Exciting Modalities

1st — *Small Molecules*

- *Organic compounds*
  - *Aspirin*
  - *Statins*
  - *Cytotoxins*

2nd — *Large Molecules*

- *Recombinant proteins*
  - *mAbs*
  - *Fc-fusion proteins*
  - *Antibody-drug conjugates*

3rd — *Viral Vectors*

- *Delivering DNA / RNA to human cells*
  - ***Gene therapy (in-vivo) – gene replacement, gene augmentation***
  - *Cell Therapies (in-vitro) – cell engineering*

Number of Approved Drugs Has Expanded Dramatically Per Year

Number of FDA Drug Approvals



Most Annual Approvals in 20+ Years
22
46
59
48
53
2016
2017
2018
2019
2020

Source: FactSet, FDA.

Significant Focus And Investment On Developing Novel Gene Therapies

Annual R&D Spend by Public Gene Therapy-Focused Companies*



~$400mm
~$2bn
$3bn+
2015
2020
2025E

Gene Therapy Is One of The Next Great Medical Frontiers

Potentially life-changing "one and done" dosing

Enhanced efficacy by treating disease at its source

Significantly improved patient quality of life

Solution for diseases with no available treatments

Source: FactSet.
*Based on actual and forecasted R&D spend of 28 public gene therapy-focused companies (including acquired companies prior to acquisition).

Adverum Has Meaningfully Evolved Into An Industry-Leading Biotech With Upcoming Pivotal Trials In A Large Indication

	Born From Avalanche / Annapurna Merger	Transition to wAMD Focus	Late-Stage Biotech Led By Best-In-Class Team
Period	May 2016 – Oct. 2018	Nov. 2018 – Oct. 2019	Nov. 2019 – Today
Lead Product	**ADVM-043** *PC / Early-Stage for A1AT*	**ADVM-022** *P1 for wAMD*	**ADVM-022** *P3-Rdy for wAMD; P2 for DME*
Avg. Mkt. Cap. Over Period*	**~$200mm**	**~$450mm**	**~$1.1bn**
Wall Street % Buy Ratings	79%	38%	82%**
Wall Street Price Target % Upside	+117%	(7%)	+184%**
Commentary	▪ Company still finding its identity following Avalanche collapse ▪ Exploring A1AT, wAMD and HAE, with A1AT first to clinic ▪ Street seeing promise, but average market cap of only ~$200mm ▪ Executives / Board members from Avalanche have continued presence	▪ Beginning pivot to wAMD following P1/2 A1AT failure on Nov. 1 ▪ FDA places clinical hold on ADVM-022, requesting additional CMC information ▪ Analysts in "wait and see" mode ▪ Patrick Machado appointed Board Chairman; diminishing Avalanche presence	▪ To begin pivotal trials in wAMD; fully enrolled P2 trial in DME ▪ Accelerated development timeline a strong sign of FDA support ▪ On the cusp of massive upside opportunity – median Wall Street 12-month price target of $28/share implies a market cap. of ~$2.9bn ▪ Four Board additions and refreshed exec. Team over the past 12 months, incl. new CEO, CTO, CBO and CSO***

Source: FactSet and Wall Street research as of March 31, 2021.
*Reflects Adverum's average market capitalization across the stated period.
**Figures as of March 31, 2021.
***Chief Scientific Officer to be announced in the coming weeks in process of hiring a new Chief Medical Officer.

ADVERUM

We Are Targeting A Prevalent And Growing Wet Age-related Macular Degeneration Market

- **Abnormal blood vessels** that bleed and leak fluid grow under and into the macula, the central part of the retina
- **Vision loss** can be rapid and severe if untreated
- **Current treatment** is intravitreal injections of anti-VEGF agents that need to be given **as frequently as once a month, for the rest of a patient's life**
- **Leading cause of blindness** in people over 65; 200,000 new diagnoses per year in US

Prevalence

1.5mm Impacted by wet AMD in U.S.



5M+ Impacted by wet AMD worldwide

Market Opportunity



World-Wide Revenue ($B)
$14
$12
$10
$8
$6
$4
$2
$-
2015
2016
2017
2018
2019
2020
$4.1
$3.6
$5.2
$3.2
$5.9
$3.3
$6.7
$3.7
$7.5
$4.1
$7.9
$3.5
Eylea
Lucentis

$11.5bn Global sales for approved anti-VEGF therapies in 2020[2]

Based on 2015-2020 public filings from Regeneron, Roche and Novartis for combined indications.

ADVERUM

Data To Date Has Demonstrated ADVM-022's Best-in-class Profile, With Potential To Transform The Current Standard Of Care In Wet AMD

Efficacy Profile & Durability*

Majority of patients in **$2x10^{11}$ vg/eye** cohorts are supplemental anti-VEGF injection-free through a maximum follow-up of 68 weeks (median 48):

67% patients injection-free in $2x10^{11}$ vg/eye cohorts

Stable vision (BCVA) and **improved anatomical outcomes (CST)**

Injection Frequency**



Mean Prior Annual Rate
Mean Post ADVM-022 Annual Rate
Mean Annualized Number of anti-VEGF Injections
0
1
2
3
4
5
6
7
8
9
10
11
10.0
0.1
99% Reduction
10.0
1.5
85% Reduction
6x10^11 vg/eye (Cohorts 1+4) N=15
2x10^11 vg/eye (Cohorts 2+3) N=15

Safety Profile*

Well tolerated with a **favorable safety profile:**

- All ADVM-022-related ocular adverse events were mild (78%) or moderate (22%)
- No retinitis, choroiditis, vasculitis or vascular occlusions reported
- Minimal post-prophylaxis ocular inflammation and steroid eye drop use at $2x10^{11}$ vg/eye***

*Note: 15 October 2020 OPTIC Data Cut; N=30.
**Annualized rate (Prior) = (number of IVTs in 12 months prior to ADVM-022) / (days from the first IVT in the past 12 months to ADVM-022 / 365.25). Annualized rate (Post) = (numbers of aflibercept IVTs since ADVM-022) / (days from ADVM-022 to the last study follow-up / 365.25).
***Reference: Data Presented at Angiogenesis, Exudation, & Degeneration February 13, 2021.

ADVERUM

Pipeline Continues To Advance Transformative Gene Therapies



Preclinical
Phase 1
Phase 2
Phase 3
ADVM-022 for Wet AMD
OPTIC (n=30)
Enrollment complete
3yr extension
PIVOTAL-a (n=450)
Planned initiation Q4 2021
BLA 2024*
PIVOTAL-b (n=450)
Planned initiation Q4 2021
ADVM-022 for DME
Data expected
H2 2021
INFINITY (n=34)
Enrollment complete
Additional Programs
Retinitis Pigmentosa**
(AAV.7m8 GTx)
Friedreich's Ataxia***
Platform Programs
(AAV.7m8 / LSV1 GTx)

*Targeted submission timing.
**Licensed to Gensight Biologics(for use in its GS030).
*** Licensed to Lexeo Therapeutics.

ADVERUM

Recent Milestones Demonstrate Our Cohesive Stockholder Value Story

OPTIC Trial Demonstrating Transformative Potential of ADVM-022

- Potential for **life-long vision benefit** for **~9mm wAMD and DME patients** worldwide
- One-time solution vs. intravitreal injections as frequent as monthly under current standard of care
- Well-tolerated, with minimal post-prophylaxis ocular inflammation and steroid eye drop use at $2x10^{11}$ vg/eye

Clarity on & Acceleration of Clinical Development Timeline for wAMD

- FDA supportive of our clinical development plan – feedback from meeting led to accelerated timeline
- Two global P3 trials, enrolling a total of ~900 patients, to initiate in Q4'21
- **Clear path to Biologic License Application (BLA) submission in 2024**

Opportunity in Diabetic Macular Edema (DME) & Pipeline Progress

- **Completed enrollment of INFINITY Phase 2 trial** to evaluate ADVM-022 for the treatment of DME, one of the leading causes of blindness in working adults in the U.S.
- Primary endpoint data to be presented in H2 2021

Manufacturing Capabilities to Support Commercial Launch

- Implementing robust multi-sourced commercial manufacturing strategy
- **New GMP facility in Durham, NC expected to be production-ready by end of 2023**
- Continuing CMO partnerships to maintain flexibility and support global supply

We Are On Course To Achieve Our 2024 Vision

2021 Present Long-term OPTIC Data Q2
2021 Initiate Pivotal Ph3 Studies Q4
2023 Topline Pivotal Data
2024 BLA Submission

2021 INFINITY DME Ph2 Data H2
2022 Initiate DME Pivotal Studies

2021 Long-term NHP Data Published
2024 OPTIC 5-yr Data
2024 INFINITY 4-yr Data


Wet AMD
DME & DR
Long-term Efficacy
2024 Vision*
Gene Tx Pipeline
GMP Commercial Manufacturing
AAV Platform

2022 Planned IND
Leveraging AAV Platform

2023 GMP Commercial Manufacturing Facility Production-ready

Proprietary AAV.7m8 and LSV-1
Novel Vector Discovery

*Timelines are current targets; Adverum has global rights to ADVM-022

5-, 3- And 2-Year Returns Have Significantly Outperformed Peers; 1-Year Stockholder Returns Roughly In-Line With Gene Therapy Peers

5-Year Performance | 3-Year Performance | 2-Year Performance | 1-Year Performance


5-Year Performance
+91%
+33%
+73%
+93%
3-Year Performance
+70%
(6%)
+41%
+50%
2-Year Performance
+88%
(40%)
+35%
+40%
1-Year Performance
+1%
+7%
+39%
+54%
Adverum
Gene Therapy Peers
Nasdaq Biotech. Index
S&P 500

Source: FactSet, as of March 31, 2021.
Note: "Gene Therapy Peers" reflects median of Abeona, AGTC, Amicus, AVROBIO, Gensight, Homology, Krystal, MeiraGTx, Orchard, Passage Bio, REGENXBIO, Rocket, Sangamo, Solid Biosciences, uniQure, and Voyager.

ADVERUM

External Events Have "Read Through" Impact On Gene Therapy Stocks

- Given the novelty of gene therapy, the unique complexities associated with gene therapy development, and the relative similarities of the viral vectors used to deliver the drug, the clinical, regulatory and strategic events from peers have "read throughs" that impact stock returns in the gene therapy space more broadly
- External events since June 1, 2020, including potential safety concerns and several announced clinical holds in a challenging regulatory backdrop, have weighed on gene therapy stocks
  - Similarly, positive events in gene therapy – such as Roche's acquisition of Spark in 2019 – drove stock price increases more broadly (peers up +18% on the Roche/Spark announcement)**

Overall Performance Since June 1, 2020



Down ~35%+
ADVERUM
uniQure
+30%
+12%
(20%)
Gene Therapy*
NBI
S&P 500

Audentes 2nd Patient Death: 5-Day Reaction



Down ~15%+
ADVERUM
uniQure
(10%)
(1%)
(1%)
Gene Therapy*
NBI
S&P 500

Key Events in Gene Therapy

- 06/23/20: Audentes Reports 2nd Patient Death
- 08/13/20: PassageBio Clinical Hold
- 08/19/20: BioMarin Complete Response Letter
- 08/21/20: Audentes Reports 3rd Patient Death
- 10/13/20: Voyager Clinical Hold (Huntington's)
- 12/21/20: uniQure Clinical Hold
- 12/21/20: Voyager Clinical Hold (Parkinson's)
- 02/16/21: bluebird Suspends SCD Trials after SUSAR***
- 02/21/21: Neurocrine Terminates Voyager Collaboration

Source: FactSet and Wall Street research as of March 31, 2021.
* Reflects median of gene therapy peers stock performance.
** Reflects median of gene therapy peers' 5-day stock reaction.
*** Suspected Unexpected Serious Adverse Reaction.

ADVERUM

Wall Street Analysts Support Adverum's Potential

Analysts See Significant Upside in Stock Price


$28.00
+184%
+$19.00 to Today
$9.86
Stock Price (Current)
Median Analyst Price Target

Peak Sales Opportunity Among the Largest for Any Independent GTx Company*

Peak Sales by Broker (wAMD + DME)

Broker	Peak Sales
Goldman Sachs	$7.2
TRUIST	6.9
CANTOR Fitzgerald	4.4
RBC Capital Markets	4.3
LifeSci Capital	3.7
UBS	3.4
PIPER SANDLER	2.0
LEERINK	1.7
Median	**$4.0**

Selected Commentary*

"**We think ADVM-022 is a promising candidate** for the $20B wet AMD and DME markets, **and that ADVM is undervalued for its potential. We expect the stock to outperform** as ADVM-022 and Adverum's other programs progress through clinical development."

– ***Cowen*** *(February 19, 2021)*

"Longer-lasting therapies are needed and we think that **potential one-time gene therapy is poised to revolutionize current standard of care**. We think **ADVM is pioneering the field given convenient delivery and impressive early proof-of-concept data.**"

– ***RBC*** *(March 2, 2021)*

"We come away **highly encouraged by the new clarity on ADVM-022's path forward**...Against this backdrop, **we view the company's having received buy-in from FDA on their development path as meaningfully de-risking**."

– ***Goldman Sachs*** *(March 3, 2021)*

Source: FactSet and Wall Street research as of March 31, 2021.
*Permission to use was neither sought nor obtained.

KOLs Believe ADVM-022 Could Be Transformative

ADVM-022 Could Significantly Alter the Treatment Paradigm For Patients and Physicians

"So when I look at this treatment, I not only look at having a single in-office injection that can essentially modify and control the disease for long term in majority of patients, but I also look at **this treatment as being transformative** because we can have patients who will lose vision with regular, frequent anti-VEGF injections, and **we can control their disease because we are getting such steady levels of aflibercept from a single in-office injection**"

"As a physician who treats patients at risk of losing their vision with retinal diseases, **I am thrilled that Adverum is committed to patient access strategies** as they continue development of their innovative gene therapy, ADVM-022. I look forward to enrolling patients in Adverum's two Phase 3 clinical trials as **I believe this therapy can significantly reduce the treatment burden to patients, caregivers, and the healthcare system**"

*-Arshad M. Khanani, M.D., M.A.**

Current Clinical Data Signals Long-Term Safety And Efficacy

"Currently, patients with wet AMD are treated with frequent anti-VEGF intravitreal injections to maintain their vision. One of the highest priorities in research today is to develop therapies that extend the duration of efficacy following treatment, enabling patients to preserve sight for months or years following treatment. **The preclinical data on ADVM-022 demonstrate long-term safety and aflibercept expression** following a single intravitreal injection of this novel IVT injection gene therapy. **We are excited to continue to assess ADVM-022 as it demonstrates the potential to improve real-world visual outcomes** over intermittent anti-VEGF injections for patients living with wet AMD"

*-Szilárd Kiss, M.D.***

"From a clinician's perspective, I really value the anatomic data. Certainly, if you see great acuity gains, that's wonderful. Overall, **we're seeing incredible anatomic benefits of VEGF suppression** in these eyes [OPTIC]. And to me, **that's the most meaningful signal by far**"

*-Charles C. Wykoff, M.D., Ph.D.****

Note: Permission to use was neither sought nor obtained.
*Arshad M. Khanani, M.D., M.A. is a managing partner and director of clinical research, Sierra Eye Associates, and clinical associate professor of ophthalmology, University of Nevada and a member of the scientific advisory board for Adverum.
**Szilárd Kiss, M.D. is an academic retina specialist at Weill Cornell Medicine and a member of the scientific advisory board for Adverum.
***Charles C. Wykoff, M.D., Ph.D. is Director of Research at Retina Consultants of Houston and elected Deputy Chair of Ophthalmology for the Blanton Eye Institute, Houston Methodist Hospital and a member of the scientific advisory board for Adverum.

Executing a Clearly Defined Strategic Plan



Clear Strategic Vision Underlies Everything We Do

Key Strategic Priorities

- **Target large patient populations** impacted by wet AMD, diabetic retinopathy (including diabetic macular edema), and other chronic retinal conditions that respond to anti-VEGF therapy
- **Develop a one-time gene therapy treatment** to relieve the burden of frequent, chronic injections
- **Pursue indications with well-defined clinical and regulatory paths** where possible, to mitigate the development risk
- **Develop our pipeline** by advancing our earlier-stage research initiatives and leveraging our industry-leading capabilities in novel vector development
- **Collaborate with partners** to leverage our industry-leading AAV vector expertise and ocular vector development and product delivery capabilities
- **Expand our GMP manufacturing capabilities** to support commercialization

Our Goal

Discover, develop and commercialize novel gene therapies to treat ocular and rare diseases

Recent Substantial Progress On wAMD Clinical Development Plan

Aligned With FDA on Clinical Development and CMC Requirements

Worked With Experts to Design an Optimized Prophylaxis Regimen

Accelerated Timeline With Two Global Phase 3 Trials in Parallel Initiating in Q4'21

Clear Path Forward to Bring ADVM-022 to Patients in Need with BLA Submission Expected in 2024

ADVERUM

ADVM-022 For Wet AMD: Path To BLA Submission

OPTIC demonstrates ADVM-022's **continued robust treatment response, long-term durability, and favorable safety profile** in difficult-to-treat wet AMD patients

Positive Outcome from Recent FDA Interactions	• FDA supportive of our plan and current data package across efficacy, safety and manufacturing profile – meeting led to alignment on clinical development / CMC requirements and one-year acceleration of our commercialization timeline • Encouraged by FDA to explore potential bilateral usage

Development Plan Accelerated vs. Prior Expectations	• Two global Phase 3 trials in parallel initiating in Q4'21
	• Masked, randomized controlled trials enrolling a total of ~900 patients
	• Evaluating two doses of a single IVT injection of ADVM-022 compared to SoC aflibercept
	    • $1x10^{11}$ vg/eye
	    • $3x10^{11}$ vg/eye
	• Newly diagnosed wet AMD patient population to support broad label

Clear Path to BLA Submission in 2024	• Novel gene therapy candidate for VEGF-driven retinal diseases • Designed to deliver long-lasting durability after a single in-office intravitreal (IVT) injection • Plan to evaluate bilateral treatment with ADVM-022

Well Designed And Executed Manufacturing Strategy Is Integral To Our Commercialization Goals

- **There are many technical challenges in the manufacturing of gene therapies** given the complexities of genetics and the viral components in the process. We are continuously discovering better ways to manufacture and measure viral vector gene therapies – at Adverum, we are at the leading edge of AAV manufacturing technologies

- Given these complexities, **controlling the entirety of the manufacturing process has proven critical** in enabling successful commercialization and maximizing value over the long-term

- **Owning an in-house commercial manufacturing facility is the cornerstone of our go-to-market strategy,** supporting the commercialization of ADVM-022 and enabling us to best treat our patients
  - In Jan. 2021, we announced our investment in a **new 174,000 sq. ft., state-of-the-art Good Manufacturing Practices (GMP) commercial facility** in Durham, NC – expected to be production-ready by the end of 2023

- Our in-house GMP facility will provide dedicated commercial supply at scale, **meaningfully de-risking our ability serve patients worldwide**

- We continue to leverage our external partnerships for clinical GMP manufacturing and flexible commercial manufacturing capacity – this **multi-source supply strategy capitalizes on our internal AAV-gene therapy manufacturing expertise** while **providing security and flexibility** to supply large markets around the world

ADVERUM

Successful Prophylactic Steroid Regimen To Mitigate Inflammation Is A Top Priority

Targeted Approach To Prophylactic Steroid Regimen

- Data shows that ADVM-022 continues to be well tolerated with low grade cellular inflammation and steroid eye drop use decreasing over time
- **We regularly convene with experts from our scientific advisory board and KOLs to optimize our prophylaxis regimen, implement their recommendations in our studies and apply the learnings from data we are collecting. These studies are ongoing**
  - To date, we have convened four separate meetings attended by more than 15 outside experts and an advisory board composed of subset of our directors to discuss inflammation management
  - We have also created an inflammation management working group of outside experts that meets weekly
- Based on data from the OPTIC study and feedback from discussions with our advisors and the FDA, we've carefully designed our two upcoming P3 trials to straddle the $2x10^{11}$ vg/eye dose used in Cohorts 2 and 3 of OPTIC, which we believe will ensure both maximum efficacy and safety for patients
  - Patients receiving ADVM-022 will receive an optimized 2-month prophylactic steroid eye drop regimen
- **At a $2x10^{11}$ vg/eye dose, we've seen minimal episodes of inflammation and minimal steroid eye drop use after the prophylactic period – we feel comfortable that this regimen is optimal for mitigating inflammation**
- Outside of clinical trial design, **we've also taken steps to address inflammation risk through improvements to our CMC processes** – we expect to continue to improve these processes, much like others did when developing anti-VEGFs

External Commentary*

"Safety has been the subject of a heated debate but our **KOLs believe that patients/docs will ultimately trade potential for one-time therapy for occasional topical steroid use. They view inflammation as manageable** and believe that other approaches using subretinal/suprachoroidal delivery will have a tough road ahead."

– ***RBC*** *(March 2, 2021)*

"As the phase III studies will be in treatment-naive patients, not heavily-treated patients, **we see the potential for 1E11 vg/eye dosing to show efficacy and mitigate inflammation**. (Moreover, on safety, on the call, it was reminded that **"all the inflammation [so far] is anterior. There [are] no cases of posterior vasculitis, retinitis or anybody that [has] irreversible vision loss."**

– ***Chardan*** *(March 3, 2021)*

*Permission to use was neither sought nor obtained.

ADVM-022 Planned Global Phase 3 Trials In A Broad wAMD Population

Subjects: 900 Patients Across Two Studies	• ADVM-022 dosed intravitreally (in-office) • Diagnosis of subfoveal CNV secondary to AMD in treatment naïve patients • Both studies planned for initiation Q4 2021
Primary Objective	• To evaluate mean change in best corrected visual acuity (BCVA) of ADVM-022 at $1x10^{11}$ vg/eye and $3x10^{11}$ vg/eye relative to aflibercept Q8W at one-year
Secondary Objectives	• Safety and tolerability of ADVM-022 • Change from baseline in Central Retinal Thickness (CRT) and other anatomical parameters as measured by Spectral Domain Optical Coherence Tomography (SD-OCT) • Supplemental anti-VEGF injections post-ADVM-022 • Aqueous aflibercept protein concentrations

Management Team Has A Long History Of Strong Execution

Executive	Background	Experience
Laurent Fischer, M.D. Chief Executive Officer	25+ years of drug development and commercialization experience	Allergan, Tobira Therapeutics, Jennerex Biotherapeutics, DuPont, Merck, Roche
Leone Patterson President & CFO	20+ years of experience in leadership and financial operations	Exelixis, Novartis, Transcept Pharmaceuticals, Inc.
Julie Clark, M.D. Acting Chief Medical Officer	15+ years of experience in clinical development and product launch for ocular disease therapeutics	Novartis, Regeneron, Oxurion
Chris DeRespino Chief Business Officer	15+ years of global business development experience, including corporate strategy and alliances	Amgen, Onyx Pharmaceuticals, Pfizer
Peter Soparkar Chief Legal Officer	20+ years of legal experience, including corporate development, corporate governance, legal, regulatory, commercial, and public compliance activities	Counsyl, Jazz Pharmaceuticals, Latham & Watkins LLP
Angela Thedinga Chief Technology Officer	15+ years of manufacturing experience in biologics, vaccines, and gene therapy	AveXis, Novartis, Abbott
Chief Scientific Officer	CSO hired – to be announced in the coming weeks	

Stellar Scientific Advisory Board ("SAB") Supports Key Clinical Decisions

SAB Member	Background
David. S. Boyer, M.D.	▪ Senior Partner at Retina-Vitreous Associates Medical Group ▪ Adjunct Clinical Professor of Ophthalmology at USC / Keck School of Medicine
Jeffrey Heier, M.D.	▪ Director of the Vitreoretinal Service and Director of Retina Research at OCB ▪ On Executive Board of the Retina Society, Executive Committee of the American Society of Retinal Specialists, and a member of the Macula Society
Arshad M. Khanani, M.D., M.A.	▪ Managing Partner, Director of Clinical Research, and Director of Fellowship at Sierra Eye Associates, where he founded the clinical research section ▪ Clinical Associate Professor at the University of Nevada, Reno School of Medicine
Szilárd Kiss, M.D.	▪ Bob and Dolores Hope – Robert M. Ellsworth, M.D. Distinguished Associate Professor in Ophthalmology at Weill Cornell Medical College
Charles C. Wykoff, M.D., Ph.D.	▪ Director of Research, Retina Consultants of Houston ▪ Chairman of Research and Clinical Trials, Retina Consultants of America ▪ Deputy Chair for Ophthalmology, Blanton Eye Institute ▪ Associate Clinical Professor of Ophthalmology, Weill Cornell Medical College, Houston Methodist Hospital, Houston, Texas

ADVERUM

Led by a Strong, Independent Board With Stockholder Perspective



Purpose-Built Board Is Driving Our Strategic Direction

CLASS I



Dawn Svoronos (2020)
Former Director and Interim Chief Commercial Officer for Medivation; Former President Europe/Canada at Merck



Reed Tuckson, M.D. (2021)
Managing Director of Tuckson Health Connections; Former Chief of Medical Affairs, UnitedHealth Group



Tom Woiwode, Ph.D. (2016)
Managing Director of Versant Ventures; Former Chief Operating Officer of Okairos and Co-Founder of EuroVentures

CLASS II



Laurent Fischer, M.D. (2020)
CEO, Adverum; Former CEO of Tobira; Former Chairman and CEO of Jennerex; Former Co-Founder, President and CEO of Ocera



Patrick Machado, J.D.
(2017; Appointed Chair 2019)
Co-Founder, Former Director, Chief Financial Officer and Chief Business Officer of Medivation



James Scopa, J.D., M.B.A.
(2019)
Former Managing Director and Member of Investment Committee of MPM Capital

CLASS III



Medhi Gasmi, Ph.D (2019)
Principal of ClinVec Solutions; Former President and Chief Scientific Officer of Adverum



Mark Lupher, Ph.D. (2019)
Former VP of Translational Pharmacology and Preclinical Development at Sutro Biopharma



Scott Whitcup, M.D. (2020)
Founder and CEO of Akrivista and Whitecap Biosciences; Former EVP of R&D and Chief Scientific Officer at Allergan

If Adverum's nominees are elected at the Annual Meeting:

7 of 9 directors	~1.8 years
will have joined since 2019, 2 of 9 proposed by Sonic	Average Board Tenure

Existing Directors Proposed by Sonic
Directors Up for Re-Election

ADVERUM

Adverum's Slate Is Independent and Knowledgeable With Critical Sector Expertise To Support Successful ADVM-022 Launch

	 Dawn Svoronos	 Reed Tuckson, M.D.	 Tom Woiwode, Ph.D.
Independent?	✓	✓	✓
Years of Experience	30+	35+	20+
Background	• **Global biopharmaceutical industry experience in leading commercial and marketing functions**, gained during her over two-decade career at Merck & Co and as Interim Chief Commercial Officer of Medivation • **Led and/or was involved in dozens of global pharmaceutical product launches**, many of which were mass market opportunities • **Significant public company board experience** at both clinical and commercial stage biotech companies	• **Extensive policy and regulatory knowledge** in the healthcare industry, including a 13-year tenure at UnitedHealth Group, where he served as Chief of Medical Affairs • **Strong understanding of the complex reimbursement environment and proven track record of enhancing patient access**, as exemplified by COVID-19 vaccine efforts in disproportionally impacted minority populations • **Deep medical and administrative expertise** from serving as president of the Charles R. Drew University of Medicine and Science • **Serves on the boards of multiple health and policy organizations**	• **Substantial experience in gene therapy, having invested in and served on the boards** of Audentes, CODA, CRISPR Therapeutics and Passage Bio • **Financial expertise and investment experience in life sciences companies**, having grown and sold highly promising biotech companies the past two decades • **Hands-on executive biopharma experience** having served as Chief Operating Officer of Okairos, which was acquired by GSK • **Valuable investor perspective** as Managing Director of Versant Ventures, a significant stockholder of Adverum

Sonic Seeks to Unseat These Directors With Candidates Who Don't Fit What We're Looking For

ADVERUM

Effective Stockholder-Aligned Compensation

Performance-driven annual incentive program combined with stockholder-aligned long-term stock option grants

✓ **Annual incentive program**

- Provides **appropriate but limited leverage**
- Based on **corporate and individual performance objectives** that the Board believes are important mile-markers to long-term value creation; CEO and President incentives based on only corporate achievement
- Set with **rigorous but reasonable goals**

✓ **Long-term incentives**

- Compensation opportunity focused on long-term incentives to **motivate executives to pursue long-term value creation for stockholders**
- Our executives will only realize value by delivering significant value for stockholders. **No value is guaranteed – executives must earn every long-term incentive dollar**
- **Dr. Fischer must more than double stock price to receive *any* value from his new hire grant**

Stock option program is consistent with common practice for clinical-stage biopharma companies like Adverum

We Have Consistently And Constructively Engaged With Sonic Since 2019

Adverum's Board and management have provided Sonic with significant access to the Company's Board and management team and insight into its strategic direction:

- ✓ Entered a settlement agreement in May 2019 to add three independent directors to the Board, two of which were designated by Sonic
- ✓ Discussed various strategic business matters with Sonic including, among other topics, personnel decisions, managing immunologic response to ADVM-022, investor communications and planned capital allocation
- ✓ Agreed to set up quarterly telephone calls with CEO, Dr. Fischer, and Sonic, with a view toward building a constructive relationship

29 telephonic or written communications with the **Board and/or senior management team**

7 telephonic or written communications **specifically with Dr. Fischer**

ADVERUM

Sonic's Campaign Is Not in Best Interest of Stockholders



Adverum Is Open to Input from Stockholders – But Sonic Has Not Articulated A Coherent Plan

Adverum's Plan

- ✓ Continue the successful development of ADVM-022 to durably treat wAMD and DME, two prevalent ocular indications with ~9mm patients worldwide
- ✓ Prepare diligently for late-stage clinical trials (to initiate in Q4'21) and eventual commercialization
- ✓ Invest in state-of-the-art manufacturing capabilities, significantly increasing platform capabilities and avoiding a key pitfall many other gene / cell therapy companies have faced
- ✓ Optimize the potential of ADVM-022 and our broader platform through our world-class management team and with the assistance of our premier Scientific Advisory Board
- ✓ Transparent scientific communication at peer-reviewed medical conferences for all ADVM-022 data
- ✓ Focus on long-term stockholder return by executing near-term and long-run strategy

Sonic's "Plan"

- ✗ No substantive plan whatsoever
- ✗ Nominate a slate of director candidates that do not fit what we are looking for and seek to unseat current directors who bring the exact skills Adverum needs
- ✗ Reinstall Dr. Thomas Chalberg, who previously led Avalanche Biotechnologies, as CEO, and reunite other members of a leadership team that led Avalanche to a 2015 collapse
- ✗ Focused on capricious and unfocused ideas that divert resources away from ADVM-022 and distract Adverum from development of its $4bn+ product
- ✗ Focused on personal attacks and social media vs. substantive and strategic arguments

ADVERUM

Sonic Is Determined To Reunite The Avalanche Team

- **Sonic's campaign appears motivated by a desire to reunite a leadership team that led Avalanche Biotechnologies to a spectacular collapse in 2015**, including but not limited to a P2a trial failure, the resignation of several executives / Board members and a class action lawsuit
  - One of Sonic's current nominees, Jean Bennett, previously spent five years as an advisor on Avalanche's Scientific Advisory Board
  - Annahita Keravala, part of Sonic's initial slate of nominees, also spent 5 years at Avalanche in various roles – in 2019, Avalanche's former CEO & President Dr. Thomas Chalberg, with whom Sonic has had frequent communications, strongly recommended she be considered for the role of Adverum's Chief Scientific Officer
- In 2020, Sonic even suggested that Adverum should enhance its relationship with Dr. Chalberg, whom Sonic noted "really should be Executive Chairman, CEO"

Avalanche Stock Price (From IPO to Merger)



Avalanche
Nasdaq Biotech Index
$60
$50
$40
$30
$20
$17
$10
–
Jul-14
Jan-15
Jul-15
Jan-16
May-16
Jun. 15, 2015: P2a trial failure for AVA-101 in wAMD
Jul. 2015: Three class action lawsuits commence; resignation of Thomas Chalberg as CEO & President
Aug. 2015: Company announces it will not initiate a P2b trial
Dec. 2015: Additional lawsuit
Feb. 1, 2016: Announces merger with Annapurna
~$4
(76%)
Flat over period

ADVERUM

Sonic's Deceptive Claims Are Unfounded And Disregard Facts

"Stock underperforming relevant peers and indices"	✓ Has outperformed gene therapy peers and Nasdaq Biotechnology Index over the past 5, 3, and 2 years, even in the midst of recent external clinical and regulatory events that have affected gene therapy stocks more broadly ✓ In isolation, stock price performance over 1 year (not to mention Sonic's cherry-picked 9.5 months), particularly in a highly volatile industry and when developing a novel modality, is not indicative of company performance / potential value (e.g., Spark) ✓ Equity research analysts expecting huge upside – median price target has increased by $19 since 2020 and is currently at a +184% premium to trading levels
"Failed to address inflammation concerns"	✓ Carefully designed upcoming P3 trials to minimize episodes of inflammation and steroid use after prophylaxis – approach supported by data from OPTIC P1 trial and further validated by KOLs, industry leaders and Wall Street analysts ✓ Advised by a stellar SAB comprised of retinal specialists with deep scientific backgrounds
"Poor management oversight"	✓ Since February 2020, the Board has added several strong executives to the management team, including Laurent Fischer as Chief Executive Officer, Chris DeRespino as Chief Business Officer, Angela Thedinga as Chief Technology Officer and a new Chief Scientific Officer to be announced in the coming weeks; also in process of hiring a new Chief Medical Officer ✓ Current management has a wealth of experience in drug development and commercialization – we have the right team in place to support our long-term strategy
"Board nominees lack independence"	✓ Adverum's nominees are all independent and provide unique and additive skill sets to the Board ✓ Board is significantly refreshed over the last two years with seven of nine continuing directors being fully independent
"Compensation is excessive"	✓ Compensation plan consists of a performance-driven annual incentive program combined with stockholder-aligned long-term stock option grants that are consistent with other clinical-stage biopharmas and in-line with recommendations from a third party compensation consultant ✓ Adverum must more than double its stock price for Dr. Fischer to receive any value from his new hire grant

ADVERUM

Don't Just Take Our Word For It – Third Parties Echo Our Sentiment

Sonic "Cherry Picking" Stock Price Returns	"They claim to represent the 'long suffering shareholders of Adverum' yet **the stock is up 103.9% over the past five years, versus 92.0% for the S&P 500**. **The only performance data they do provide is a cherry-picked short-term period** between June 15, 2020, where Dr. Fischer was named CEO and today"*
Unfounded Allegations That Are Contrary to The Facts	"Letter to the Board that is somewhat of **a combination of unfound allegations and statements completely contrary to the facts**…Unfounded allegations like this are **unprofessional and a black eye for shareholder activism**, whose reputation has been greatly evolving over the years"*
Support for Adverum's Plan Over Sonic's Lack Thereof	"Maybe they **should give the Board and management some time to implement the business plan of the new CEO before they send action plans and experts**…Sonic just really needs to keep its eye on the prize, enhancing long-term shareholder value, **rather than focusing on the CEO's Instagram account**"*
We've Provided Sonic With Substantial Access to Date	"**The Company has been more than patient and accommodating with Sonic and its micromanaging**…Two directors for a 5% shareholder of a Company that is performing well over the long term is more than enough"**
Sonic's Campaign Is a Distraction to Adverum	"We think **ADVM is in a critical period of driving shareholder value**, including starting their pivotal studies in AMD and getting initial data in DME/DR, so we hope this matter resolves quickly…**Our main concern is whether this back-and-forth will distract the company's clinical operations**"**

Note: Permission to use was neither sought nor obtained.
*13D Monitor (March 19, 2021).
**Cantor Fitzgerald (March 17, 2021).

The Right Process Is Already Underway To Augment Our Board – Sonic's Proxy Fight Is Not It

The Adverum Board made it a priority and has already begun a process to recruit and name in 2021 a high-quality director with product and commercial gene therapy experience in order to further augment our team

We have engaged with our stockholders about top individuals and already interviewed candidates to fill this slot – we strongly believe that this is a superior process vs. relying solely on input from one stockholder who is trying to control the Board

- Not only is our process better than forcing people onto our Board through a contest, but what Sonic is seeking to do would also unseat the three outstanding leaders we have on our slate
- The three independent directors up for re-election add considerable diversity of thought and critical sector expertise to Adverum:
  - Operational experience leading major biotechs through global product launches
  - Extensive healthcare policy and regulatory knowledge
  - Financial expertise and investor perspective
  - Wealth of public Board experience, including on multiple gene therapy companies
- The contributions from these directors will continue to be invaluable as Adverum advances towards late-stage clinical trials and a potential commercial launch

Activist Campaign Is Distracting To Adverum And Hurts Its Stockholders

ADVM-022 is One of The Biggest Opportunities in Gene Therapy Today – Focused Execution is of Paramount Importance

- Preparing for two global Phase 3 trials for ADVM-022 in wAMD, initiating in parallel this year
- Developing pipeline and advancing our P2 INFINITY trial for ADVM-022 in DME, with data in H2 2021
- Navigating unique complexities and challenges of gene therapy development / manufacturing
- Expanding manufacturing capabilities through new GMP facility to be production ready by the end of 2023
- Evaluating funding options to support development and exploring potential strategic opportunities

Sonic's campaign is a distraction for Adverum at a time when the company's time and resources are better spent on clinical execution and advancing our vision of bringing a transformative therapy to market

Sonic's Self-Interested Campaign For Control

- We've given Sonic substantial access to our Board and management over the past two years, including a constructive engagement in 2019 that resulted in the appointment of two Sonic-designated Directors on our Board
- Sonic's current attack is nothing more than attempt by a 7% stockholder to take more control of the Board than is in the best interests of ALL Adverum stockholders
- We believe that the unique expertise that our Board members offer will help us to bring ADVM-022 to patients the most quickly and will drive the best outcome for Adverum stockholders

A 7% stockholder should NOT control the Adverum Board

Adverum Stockholders Have a Clear Choice…

Vote the WHITE Proxy Card

Vote <u>FOR ALL</u> Adverum's Three Highly Qualified, Diverse and Independent Directors Standing For Election

ADVERUM

Appendix

Glossary Of Abbreviations And Acronyms

Abbreviation / Acronym	Full Term
AAV	Adeno-Associated Virus
Anti-VEGF	Anti–Vascular Endothelial Growth Factor
BCVA	Best Corrected Visual Acuity
BLA	Biologics License Application
cGMP	Current Good Manufacturing Practice
CMC	Chemistry, Manufacturing and Controls
CMO	Contract Manufacturing Organization
CNV	Choroidal Neovascularization
CRT	Central Retinal Thickness
CST	Central Subfield Thickness
DME / DR	Diabetic Macular Edema / Diabetic Retinopathy
FDA	U.S. Food and Drug Administration
GMP	Good Manufacturing Practice
IND	Investigational New Drug (application)
IVT	Intravitreal
LSV	Loop Substitution Variant
NHP	Non-Human Primate
P / Ph	Phase
SAB	Scientific Advisory Board
SD-OCT	Spectral Domain Optical Coherence Tomography
SoC	Standard of Care
Tx	Therapy
wAMD	Wet Age-Related Macular Degeneration

ADVERUM

ADVERUM